EXHIBIT 21

                    HARNISCHFEGER INDUSTRIES, INC.

                            SUBSIDIARIES

                          October 31, 1994


     Harnischfeger Industries, Inc. is publicly held and has no parent. The following subsidiaries are wholly-owned except as noted below:

         Description (1)

Beloit Corporation (2) . . . . . . . . . . . . . . . .        Delaware
  Beloit Canada Ltd./Ltee. . . . . . . . . . . . . . .        Canada
  Beloit Industrial Ltda. (3). . . . . . . . . . . . .        Brazil
  Beloit Poland S.A. (4) . . . . . . . . . . . . . . .        Poland
  Beloit Technologies, Inc.. . . . . . . . . . . . . .        Delaware
  BWRC, Inc. . . . . . . . . . . . . . . . . . . . . .        Delaware
    Beloit Italia SpA. . . . . . . . . . . . . . . . .        Italy
    Beloit Lenox Europa GmbH . . . . . . . . . . . . .         Germany
    Beloit Walmsley Limited. . . . . . . . . . . . . .         United Kingdom
    J&L Fiber Services, Inc. . . . . . . . . . . . . .         Wisconsin
    Optical Alignment Systems and Inspection Services, Inc.(5) New Hampshire
    Sandusky International Inc.(6) . . . . . . . . . .         Ohio
Harnischfeger Corporation. . . . . . . . . . . . . . .         Delaware
  Harnischfeger of Australia Pty. Ltd. (7) . . . . . .         Australia
  Harnischfeger do Brasil Comercio e Industria Limitada        Brazil
  Harnischfeger Corporation of Canada, Ltd.. . . . . .         Canada
  Harnischfeger GmbH (8) . . . . . . . . . . . . . . .         Germany
  Harnischfeger International Corporation, S.A.. . . .         Panama
  Harnischfeger (South Africa) (Proprietary) Limited .South Africa/Delaware
  HCHC, Inc. . . . . . . . . . . . . . . . . . . . . .         Delaware
    Harnischfeger Contract Services, Inc.. . . . . . .         Delaware
    Harnischfeger Holdings Limited . . . . . . . . . .         United Kingdom
      MMH (Holdings) Limited . . . . . . . . . . . . .         United Kingdom
        Morris Mechanical Handling Limited . . . . . .         United Kingdom
          Linear Motors Limited. . . . . . . . . . . .         United Kingdom
        MMH (International) Limited. . . . . . . . . .         United Kingdom
          Morris Mechanical Handling, Inc. . . . . . .         Delaware
          Morris Mechanical Handling (Pty) Limited . .         South Africa
    Hercules S.A. de C.V (9) . . . . . . . . . . . . .         Mexico
  SPH Crane and Hoist, Inc.. . . . . . . . . . . . . .         Delaware
HIHC, Inc. . . . . . . . . . . . . . . . . . . . . . .         Delaware
  Syscon Corporation . . . . . . . . . . . . . . . . .         District of
                                                               Columbia
    Syscon Services, Inc.. . . . . . . . . . . . . . .         District of
                                                               Columbia

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(1)     Where the name of a subsidiary is indented, it is
        wholly-owned by its immediate parent listed at the margin above it, unless otherwise indicated.

(2)     Harnischfeger Industries, Inc. owns 80% and Mitsubishi
        Heavy Industries, Ltd. of Japan owns 20% of the voting securities of Beloit Corporation.

(3) Beloit Corporation owns 45% of the voting quotas and 100% of the non-voting quotas and Monteiro Aranha S.A. owns 55% of the voting quotas of Beloit Industrial Ltda. This gives Beloit Corporation an 82.1% ownership of Beloit Industrial Ltda.

(4) Beloit Corporation owns 99.5% of the voting securities of Beloit Poland S.A.; the remaining .5% is owned by employees.


(5)     BWRC, Inc. owns 96% of the voting securities of Optical
        Alignment Systems and Inspection Services, Inc.; the remaining 4% is owned by an Employee Stock Ownership
        Plan.

(6)     BWRC, Inc. owns 50% of the voting securities of Sandusky
        International, Inc.

(7)     Harnischfeger Corporation owns 75% and Kobe Steel, Ltd.
        of Japan owns 25% of the voting securities of Harnischfeger of Australia Pty. Ltd.

(8)     Harnischfeger Corporation owns 75% and Harnischfeger of
        Australia Pty. Ltd. owns 25% of the voting securities of Harnischfeger GmbH.

(9)     HCHC, Inc. owns 90% and Harnischfeger Corporation owns
        10% and of the voting securities of Hercules S.A. de
        C.V.